__________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
January 26, 2018 (January 25, 2018)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐
__________________

Item 1.01 Entry into a Material Definitive Agreement.

Common Unit Purchase Agreement

On January 25, 2018, Holly Energy Partners, L.P. (the “Partnership”) entered into a Common Unit Purchase Agreement (the “Purchase Agreement”) with each of the purchasers listed on Schedule A thereto (the “Purchasers”) pursuant to which the Purchasers have agreed to purchase (the “Private Placement”) 3,700,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price of $29.73 per Common Unit. The issuance of the Common Units pursuant to the Purchase Agreement is being made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Purchase Agreement contains customary representations, warranties and covenants of the Partnership and the Purchasers. The Partnership, on the one hand, and each of the Purchasers (severally and not jointly), on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Purchase Agreement, subject to certain limitations and survival periods.

Pursuant to the Purchase Agreement, the Partnership has agreed to enter into a Registration Rights Agreement with the Purchasers in connection with the closing of the Private Placement pursuant to which the Partnership will file and maintain a registration statement with respect to the resale of the Common Units on the terms and conditions set forth therein.

The Private Placement is expected to close on or about February 6, 2018. The closing of the Private Placement is conditioned upon certain customary closing conditions. The Partnership expects to receive gross proceeds from the issuance of the Common Units to the Purchasers of approximately $110 million, and the Partnership intends to use the net proceeds to repay borrowings under the Partnership’s credit facility and for general partnership purposes.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

On January 26, 2018, the Partnership issued a press release announcing (a) the declaration of its regular quarterly distribution, which was increased to $0.6500 per unit from $0.6450 per unit for the previous quarterly distribution, (b) 2018 distribution and coverage guidance for the Partnership, and (c) the private placement of the Partnership’s common units to the Purchasers. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number    Exhibit Title

10.1	Common Unit Purchase Agreement, dated as of January 25, 2018, by and among Holly Energy Partners, L.P. and the Purchasers named therein.
99.1	Press release of the Partnership issued January 26, 2018.*
________________________
* Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Richard L. Voliva III
Name:	Richard L. Voliva III
Title:	Executive Vice President and Chief Financial Officer

Date:    January 26, 2018

EXHIBIT INDEX
Exhibit Number    Exhibit Title

10.1	Common Unit Purchase Agreement, dated as of January 25, 2018, by and among Holly Energy Partners, L.P. and the Purchasers named therein.
99.1	Press release of the Partnership issued January 26, 2018.*
________________________
* Furnished herewith.